UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2003

SOUTHWEST BANCORPORATION OF TEXAS, INC.

(Exact name of registrant as specified in charter)

Texas (State of Incorporation)	000-22007 (Commission File No.)	76-0519693 (I.R.S. Employer Identification No.)

4400 POST OAK PARKWAY HOUSTON, TEXAS (Address of Principal Executive Offices)		77027 (Zip Code)

(713) 235-8800
(Registrant’s Telephone Number, Including Area Code)

Item 7 (c). Exhibits.

     Exhibit 99.1 Press Release dated October 27, 2003.

Item 9. Regulation FD Disclosure.

     On October 27, 2003, Southwest Bancorporation of Texas, Inc. issued a press release reporting the signing of a definitive agreement to merge with Reunion Bancshares, Inc., parent of Lone Star Bank in Dallas. Additionally, the Company announced that Terry Kelley, a veteran Dallas banker, is joining the leadership team as Chairman of the Dallas/Fort Worth region.. The press release is attached hereto as Exhibit 99.1. The foregoing description is qualified by reference to such exhibit.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST BANCORPORATION OF TEXAS, INC.

Dated: October 27, 2003	By:	/s/ LAURENCE L. LEHMAN III

Laurence L. Lehman III Controller

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INDEX TO EXHIBITS

Exhibit	Description

99.1	Press Release dated October 27, 2003.